Exhibit 99.1

Press Release

DG FastChannel(TM) Completes Acquisition Of GTN, Inc., for $11.5 Million and Sells Post Production Assets for $3.0 Million
Tuesday September 4, 7:00 am ET

Accretive Acquisition Further Expands DG FastChannel’s Ads Distribution Client Base and Revenues

DALLAS—(BUSINESS WIRE)—DG FastChannel, Inc. (NASDAQ: DGIT), the leading provider of digital media services to the advertising, entertainment and broadcast industries, announced today that it has completed its previously announced acquisition of privately-held GTN, Inc., for $11.5 million, including approximately $1.5 million of GTN’s working capital. Based in Detroit, GTN serves the advertising community through a comprehensive range of advertising media services including distribution for standard definition (SD) and high definition (HD) commercials, asset management, archival and production and post-production, services.

Following the closing of the acquisition, DG FastChannel divested GTN’s post-production assets and operations for $3.0 million in cash. Pro forma for the sale of post-production assets and operations, GTN’s ads distribution operations generate approximately $6.0 million in annual revenue. Management expects that the gross operating margin and operating income margins of the acquired business will be relatively consistent with the levels achieved by the Company in its recent 2007 financial results. As such, DG FastChannel believes the transaction will be immediately accretive to its operating results. DG FastChannel financed the transaction through borrowings under its existing revolving credit facility.

Commenting on the acquisition, Scott K. Ginsburg, Chairman and CEO of DG FastChannel said, “Like our other recently completed transactions, this acquisition is strategically and financially compelling. Strategically, GTN strengthens DG FastChannel’s presence in Detroit and the business combination brings talented personnel with strong automotive industry and local agency relationships to DG FastChannel. GTN’s marquee clients include top automotive advertisers and Detroit-based advertising agencies focused on the automotive advertising market.

“GTN’s ads distribution operations generate attractive EBITDA margins and we have identified opportunities for operational and cost synergies as we integrate our Detroit offices. The subsequent sale of the post-production operations results in a net purchase price for the ads distribution business of $8.5 million. Our shareholders will again benefit from our proven ability to combine complementary businesses to drive superior returns.”

About DG FastChannel, Inc.

DG FastChannel (DGIT: Nasdaq) is the leading provider of next generation workflow solutions, digital media technology and delivery services to America’s most esteemed brands. The Company’s delivery network reaches over 21,000 television and radio stations, cable and TV networks, cable outlets and newspapers. DG FastChannel’s service and proprietary product set are integrated to provide content providers, including brands and commercial production entities, news organizations, syndicated programmers, and video news release producers and broadcasters end-to-end digital solutions that maximize efficiency while reducing costs. DG FastChannel’s advanced capabilities include online delivery of high-definition (HD) content, re-purposing of broadcast video for the Internet, management of digital assets, and ubiquitous satellite and Internet reach resulting in the industry’s highest levels of reliability, speed and quality. For more information visit www.dgfastchannel.com.

Safe Harbor for Forward-Looking Statements

Statements in this press release may contain certain forward-looking statements relating to DG FastChannel and its expectations for GTN’s advertising distribution operations. All statements included in this press release concerning activities, events or developments that DG FastChannel expects, believes or anticipates will or may occur in the future are forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by forward-looking statements, including the following: the risk that operations will not be integrated successfully; the risk of adverse changes in the economic environment; and the risk that the expected cost savings and other synergies from the transaction may not be fully realized, realized at all or take longer to realize than anticipated. Additional information on these and other risks, uncertainties and factors is included in DG FastChannel’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed with the SEC.

Contact:

DG FastChannel, Inc.

Omar Choucair, Chief Financial Officer, 972-581-2000

Or

Jaffoni & Collins Incorporated

Joseph Jaffoni, 212-835-8500

dgit@jcir.com